Exhibit 23.3

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-154716) and Form S-8 (Nos. 333-66714, 333-66712, 333-64688, 333-64690, 33-63953, 333-134244, 333-134251, 333-134252, 333-142527, 333-154711 and 333-159971) of Insituform Technologies, Inc of our report dated July 7, 2008, relating to the consolidated financial statements of The Bayou Companies, L.L.C. and Subsidiaries for the years ended December 31, 2007 and 2006.

/s/ Castaing Hussey & Lolan, LLC

New Iberia, Louisiana

June 16, 2009